UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 23, 2009
MetLife Insurance Company of Connecticut

(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

33-03094	06-0566090

(Commission File Number)	(IRS Employer Identification No.)

1300 Hall Boulevard, Bloomfield, Connecticut	06002

(Address of Principal Executive Offices)	(Zip Code)
860-308-1000

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURES

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On March 23, 2009, management of MetLife Insurance Company of Connecticut (the “Company”) identified an error arising from the Company’s accounting treatment of reinsurance costs associated with a long-term reinsurance contract with an affiliate. The error resulted in an overstatement of revenue and net income for each of the quarters ended March 31 2008, June 30 2008, and September 30, 2008, and management has concluded that the previously issued financial statements for each of such quarters should no longer be relied upon. Management consulted with the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) regarding the error and the Audit Committee concluded on March 25, 2009 that, as a result of the error, the Company should restate the financial statements for the quarters ended March 31 2008, June 30 2008 and September 30, 2008. The Company will restate the financial statements for these periods in the Company’s Annual Report to be filed on Form 10-K for the year ended December 31, 2008.
     The reinsurance contract includes an experience refund provision whereby some or all of the profits on the underlying reinsurance agreement are returned to the Company by its affiliate during the first several years of the reinsurance agreement. The Company had recorded this experience refund as revenue for each of the quarters identified above. Upon further analysis, the Company has concluded that generally accepted accounting principles require that the experience refund payments should be treated by the Company as a cost of reinsurance, recognition of these payments should have been deferred and the deferred amounts should be amortized in a manner similar to the amortization of deferred acquisition costs recorded by the Company. As a result of the foregoing, the Company’s net income for the quarters ended March 31 2008, June 30, 2008, and September 30, 2008 decreased by $39 million, $33 million and $35 million, respectively. Consequently, the Company’s stockholders’ equity was reduced by $107 million to $6,126 million for the quarter ended September 30, 2008. Management does not believe the change to the Company’s stockholders’ equity is material.
     Management of the Company informed the Audit Committee of the error, and management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE INSURANCE COMPANY OF CONNECTICUT
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: March 26, 2009